EXHIBIT 10.12

Acknowledgement

August 9, 2021

WHEREAS TG Venture Acquisition Corp. (the “Maker”) and Tsangs Group Holdings Limited (the “Payee”) would like to extend the Promissory Note, executed on March 22, 2021, (the “Note”) from the original maturity date “the earlier of: (i) August 30, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities” to “the earlier of December 30, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities” and;

WHEREAS the Maker and the Payee agree that all other terms of the Note will remain unchanged.

NOW, THEREFORE, the Maker and Payee have caused this agreement to be duly executed by their respective authorized signatories as of the date below and extend the maturity date of the Note to the earlier of (i) December 30, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities.

/s/ Patrick Tsang
Maker：	TG Venture Acquisition Corp.
By :	Patrick Tsang
Title :	Chief Executive Officer

/s/ Apple Lo
Payee :	Tsangs Group Holdings Limited
Name：	Apple Lo
Title：	Company Secretary